                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 2005

                                   NYFIX, INC.
             (Exact name of registrant as specified in its charter)

Delaware                         0-21324                     06-1344888
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(State or other jurisdiction     (Commission                 (IRS Employer
of incorporation)                File Number)                Identification No.)

                 333 Ludlow Street, Stamford, Connecticut 06902
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 203-425-8000
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
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     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

            Item 8.01.   Other Events.
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On July 18,  2005,  Trading  Technologies  International,  Inc.,  filed a patent infringement  action  in the  United  States  District  Court  for the  Northern
District of Illinois,  Civil Action No. 05C 4120,  against  NYFIX,  Inc.,  NYFIX
Overseas,  Inc., a wholly-owned  subsidiary of NYFIX, Inc., and two unaffiliated companies.  In addition to this  lawsuit,  Trading  Technologies  has filed suit against other companies,  unaffiliated  with NYFIX,  Inc.,  relating to the same patents.

Trading Technologies alleges that the defendants are infringing its US Patent
Nos. 6,766,304 and 6,772,132, both titled "Click Based Trading with Intuitive
Grid Display of Market Depth." Trading Technologies seeks a preliminary and permanent injunction and an unspecified amount of damages, including treble damages. The suit does not relate to the NYFIX Network or NYFIX transaction services, but to the screen design of quote management for trading in multiple markets, a business and service NYFIX has provided before Trading Technologies operated in the derivatives business. NYFIX believes that the lawsuit does not relate to the Company's main derivatives application, OBMS, but only in a limited respect to a client application used by a small number of clients.

NYFIX, if served in the lawsuit, will defend itself vigorously.

                                    SIGNATURE
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NYFIX, INC.

                                                    By: /s/ Brian Bellardo
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                                                        Brian Bellardo
                                                        Secretary
July 22, 2005